Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

THE SHAREHOLDERS ON SCHEDULE A HERETO,

AND

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

Dated as of October 17, 2019

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made, entered into and effective as of October 17, 2019, by and among OneConnect Financial Technology Co., Ltd., a Cayman Islands exempted company (the “Company”), and the investors set forth on Schedule A hereto (each, a “Shareholder”).

WITNESSETH:

WHEREAS, as of the date hereof, the Holders (as defined below) own Registrable Securities (as defined below); and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                                               Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material, non-public information that (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement; and (ii) the Company has a bona fide business purpose for not disclosing such information publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of the Company or its respective Subsidiaries solely by reason of the existence of any rights or obligations under the Agreement. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Articles” means the Memorandum & Articles of Association of the Company as the same may be amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York, and the People’s Republic of China, including the Hong Kong Special Administrative Region, are required or authorized by law or executive order to be closed.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Company Share Equivalent” means securities exercisable or exchangeable for or convertible into, Company Shares.

“Company Shares” means ordinary shares of US$0.00001 par value in the capital of the Company having the rights set out in the Articles.

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Company Notice” has the meaning set forth in Section 2.01(d).

“Demand Holders” has the meaning set forth in Section 2.01(a).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Period” has the meaning set forth in Section 2.01(c).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Effectiveness Date” means the date following the Company’s IPO on which the Holders are no longer subject to any lock-up or other similar contractual restriction on the sale of Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Form F-1” means a registration statement on Form F-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form F-3” means a registration statement on Form F-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Holder” means each Shareholder holding Registrable Securities and any Permitted Assignee that succeeds to the rights of a Shareholder hereunder pursuant to Section 3.06.

“Initiating Holder” has the meaning set forth in Section 2.02(a).

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.02(d).

“IPO” means the first underwritten public offering and sale of Company Shares for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Long-Form Demand Registration” means any Demand Registration to be effectuated pursuant to a Long-Form Registration.

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“Loss” or “Losses” has the meaning set forth in Section 2.10(a).

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Assignee” has the meaning set forth in Section 3.06.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Company Shares not previously issued or sold to the public and held by any Shareholder including any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned pursuant to Section 3.06; and provided, further that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities may be distributed pursuant to Rule 144 or Rule 145 under the Securities Act (or any successor rule) without limitation, (iii) such Registrable Securities shall have been otherwise transferred and new certificates or book entry shares for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act, (iv) a Registration Statement on Form S-8 (or any successor form) covering such Registrable Securities is effective or (v) such security ceases to be outstanding. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised options or other Company Share Equivalents at such time exercisable for, convertible into or exchangeable for Company Shares, to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.09.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided, however, that the term “Registration Statement” without reference to a time includes such Registration Statement as amended by any post-effective amendments as of the time of first contract of sale for the Registrable Securities.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Shareholder” has the meaning set forth in the preamble.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Holder” has the meaning set forth in Section 2.02(c).

“Shelf Notice” has the meaning set forth in Section 2.02(a).

“Shelf Registration” has the meaning set forth in Section 2.02(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form F-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all or any portion of the Registrable Securities, as applicable. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Shelf Take-Down” has the meaning set forth in Section 2.02(d).

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Subsidiary” means, with respect to any Person, any Person of which the given person directly or indirectly Controls.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(d).

“Underwritten Shelf Take-Down Company Notice” has the meaning set forth in Section 2.02(d).

SECTION 1.02.                                               Other Interpretive Provisions. (a) In this Agreement, except as otherwise provided:

(i)                                     A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii)                                  The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(iii)                               Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iv)                              Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(v)                                 Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vi)                              A reference to any legislation or to any provision of any legislation shall include any successor legislation and any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(vii)                           All determinations to be made by the Company hereunder may be made in its sole discretion, and the Company may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by the Company, including the giving of consents required hereunder.

(b)                                 The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.                                               Demand Registration.

(a)                                 Demand by Holders. At or after the Effectiveness Date, if there is no currently effective Shelf Registration Statement on file with the SEC, then except as provided in Section 2.02(a), the Holders of at least 30% of the Registrable Securities then held by the Holders (the “Demand Holders”) may, subject to Sections 2.05(c) and 2.12, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Holders (i) on Form F-1 (a “Long-Form Registration”) or (ii) on Form F-3 (a “Short-Form Registration”) if the Company qualifies to use such short form for the Registration of such Registrable Securities on behalf of such Holders (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Holders to be registered and the intended methods of disposition thereof. Subject to Sections 2.05(c) and 2.12, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) (provided, however, that if a Demand Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file such Demand Registration Statement prior to the Effectiveness Date), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly become effective under the Securities Act.

(b)                                 Demand Withdrawal. Any Demand Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by such Demand Holder to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement. If such Demand Registration is a Long-Form Demand Registration, such Registration shall be deemed a Long-Form Demand Registration for purposes of Section 2.12(a)(i), unless the withdrawal is made following the occurrence of a Material Adverse Change.

(c)                                  Effective Registration. The Company shall be deemed to have effected a Demand Registration for purposes of Section 2.12 if the Demand Registration Statement becomes effective and remains effective for not less than one hundred and twenty (120) days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 2.12 if (i) during the Demand Period such Registration or the successful completion of the relevant sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demand Holders.

(d)                                 Demand Company Notice. Subject to Sections 2.05(c) and 2.12, promptly upon delivery of any Demand Notice (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Holders), and the Company shall include in such Demand Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within five (5) Business Days after the date that such Demand Company Notice has been delivered. All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.

(e)                                  Underwritten Offering. If the Demand Holders so request, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and the Company shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be acceptable to a majority of the Demand Holders. If the Demand Holders intend to sell the Registrable Securities covered by their demand by means of an Underwritten Offering, such Demand Holders shall so advise the Company as part of their Demand Notice, and the Company shall include such information in the Demand Company Notice.

(f)                                   Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Demand Registration informs the Holders or the Company that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated among all Holders that have requested to participate in such Demand Registration, including the Demand Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company held by each Holder; provided, however, that in each case the amount of Registrable Securities to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting; provided, further, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; and provided, further, that if the reduction reduces the total amount of Registrable Securities included in such Underwritten Offering of Registrable Securities included in a Demand Registration to less than thirty percent (30%) of the Registrable Securities initially requested for registration by the Demand Holders, such offering shall not be counted as a registration for the purpose of Section 2.12(a)(i).

SECTION 2.02.                                               Shelf Registration.

(a)                                 Filing. At or after the Effectiveness Date and if the Company qualifies to use Short Form Registration, Holders of at least 30% of the Registrable Securities (the “Initiating Holder”) may, subject to Sections 2.05(c) and 2.12, make a written request (a “Shelf Notice”) to the Company to file with the SEC a Shelf Registration Statement on Form F-3, which Shelf Notice shall specify the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof (any such requested Shelf Registration Statement, a “Shelf Registration”). Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within thirty (30) days following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement (provided, however, that if a Shelf Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file such Shelf Registration Statement prior to the Effectiveness Date) and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement promptly to become effective under the Securities Act. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b)                                 Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.02(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable in connection with any Shelf Take-Down until the earliest of (i) one hundred and twenty (120) days; (ii) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or otherwise cease to be Registrable Securities; (iii) the termination of this Agreement; and (iv) such shorter period as the Initiating Holder shall agree in writing.

(c)                                  Company Notices. Promptly upon delivery of any Shelf Notice pursuant to Section 2.02(a) (but in no event more than five (5) Business Days after delivery of the Shelf Notice), the Company shall deliver a written notice of such Shelf Notice to all Holders other than the Initiating Holder, and the Company shall include in such Shelf Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within five (5) Business Days after such written notice is delivered to such Holders (each such Holder delivering such a request, together with the Initiating Holder, a “Shelf Holder”).

(d)                                 Shelf Take-Downs.

(i)                                     An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may, subject to Sections 2.05(c) and 2.12, be initiated at any time by any Holder (the “Initiating Shelf Take-Down Holder”). Except as set forth in Section 2.02(d)(iii), the Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by the Initiating Shelf Take-Down Holder and no Shelf Holder shall be entitled to offer or sell any Registrable Securities pursuant to such Shelf Registration Statement, except in connection with any Shelf Take-Down initiated by the Initiating Shelf Take-Down Holder.

(ii)                                  Subject to Section 2.12, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (such written request, an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. The Company shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be acceptable to the majority of the Initiating Shelf Take-Down Holder.

(iii)                               Promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two (2) Business Days thereafter), the Company shall promptly deliver a written notice (a “Underwritten Shelf Take-Down Company Notice”) of such Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Shelf Take-Down, for inclusion therein within two (2) Business Days after the date that such Underwritten Shelf Take-Down Notice has been delivered.

(iv)                              If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Shelf Take-Down informs the Holders or the Company in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Take-Down exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Take-Down shall be allocated among all Shelf Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company held by each Shelf Holder; provided, however, that in each case the amount of Registrable Securities to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting; and provided, further, that any securities thereby allocated to a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining requesting Shelf Holders in like manner.

SECTION 2.03.                                               Piggyback Registration.

(a)                                 Participation. If the Company at any time at or after the Effectiveness Date, for its own account or for the account of any other Persons, proposes to file a Registration Statement with respect to any offering of its equity securities or conduct an Underwritten Offering pursuant to an existing Registration Statement solely for cash (other than (i) a Registration or Shelf Take-Down under Section 2.01 or 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Sections 2.01 or 2.02, or otherwise limit the applicability thereof; (ii) a Registration Statement on Form F-4, Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act); (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement; (iv) a Registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities; (v) a Registration Statement relating solely to dividend reinvestment or similar plans; (vi) a Registration in which the only securities being registered are Company Shares issuable upon conversion of debt securities which are also being registered; (vii) a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement) (each, a “Company Public Sale”), then, as soon as practicable (but in no event less than ten (10) days prior to the proposed date of filing of such Registration Statement or, in the case of any such Underwritten Offering, the anticipated pricing date), the Company shall deliver a written notice of such proposed filing or offering to all Holders, and such notice shall offer such Holders the opportunity to Register under such Registration Statement or include in such offering such number of Registrable Securities as such Holders may request in writing delivered to the Company within five (5) days after the date that such written notice has been delivered. Subject to Section 2.03(b), the Company shall include in such Registration Statement or offering all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration or the pricing date of such offering, as applicable, the Company shall determine for any reason not to Register or sell or to delay Registration or offering of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register or sell any Registrable Securities in connection with such Registration or offering (but not from its obligation to pay the Registration Expenses in connection therewith), and (2) in the case of a determination to delay Registering or selling, in the absence of a request by any Holder to request that such Registration be effected as a Demand Registration under Section 2.01, shall be permitted to delay Registering or selling any Registrable Securities, for the same period as the delay in Registering or selling the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 2.03(a), the Company shall make such arrangements with the managing underwriter or underwriters so that each Holder may participate in such Underwritten Offering, subject to the conditions of Section 2.03(b). If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b).

Each Holder shall keep confidential the fact that a Piggyback Registration is in effect, the written notice referred to above and its contents unless and until otherwise notified by the Company, except (i) disclosures that are necessary to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority and (ii) if and to the extent such matters are publicly disclosed by the Company.

(b)                                 Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company that, in its or their opinion, the number of securities requested to be included in such offering exceeds the number that can be sold in such Piggyback Registration without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Piggyback Registration shall be allocated (i) first, to the Company, (ii) second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that no exclusion of such Holders’ Registrable Securities shall be made unless all other shareholders of the Company’s securities are first excluded; and provided, further, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner and (iii) third, to the other shareholders of the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter at least thirty (30) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Sections 2.01 or 2.02 or shall relieve the Company of its obligations under Sections 2.01 or 2.02.

SECTION 2.04.                                               Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Company has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.

SECTION 2.05.                                               Black-out Periods and Suspensions.

(a)                                 Black-out Periods. In the event of the IPO or any Company Public Sale or an offering of Registrable Securities pursuant to Sections 2.01, 2.02 or 2.03 in an Underwritten Offering, each of the Holders agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares; (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction is to be settled by delivery of Company Shares or other securities, in cash or otherwise; (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company; or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before and ending 180 days (or, in each case, such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such IPO, Company Public Sale, or an offering of Registrable Securities pursuant to Sections 2.01, 2.02 and 2.03, to the extent timely notified in writing by the Company or the managing underwriter or underwriters. If requested by the managing underwriter or underwriters of any such IPO, Company Public Sale, or an offering of Registrable Securities pursuant to Sections 2.01, 2.02 or 2.03, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

(b)                                 [Reserved]

(c)                                  Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement or Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, or otherwise materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, or otherwise be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company may, upon giving prompt written notice to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Demand Registration Statement or Shelf Registration Statement (a “Suspension”); provided, that the Company shall not be permitted to exercise a Suspension that exceeds one hundred and twenty (120) days on any one occasion for a Long-Form Registration or ninety (90) days on any one occasion for a Short-Form Registration, and provided, further, that the Company shall not be permitted to exercise more than two Suspensions for a Long-Form Registration in any twelve (12)-month period and more than two Suspensions for a Short-Form Registration in any twelve (12)-month period. In the case of a Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Demand Registration Statement or Shelf Registration Statement, if required by the registration form used by the Company for the Demand Registration or Shelf Registration, as applicable, or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demand Holder, Demand Holders, Initiating Holder or Initiating Holders, as the case may be.

Each Holder shall keep confidential the fact that a Suspension is in effect, the written notice referred to above and its contents unless and until otherwise notified by the Company, except (i) disclosures that are necessary to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority and (ii) if and to the extent such matters are publicly disclosed by the Company.

SECTION 2.06.                                               Registration Procedures.

(a)                                 In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)                                     prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all such documents, which documents shall be subject to the review of such underwriters and any Participating Holders and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to or use any Issuer Free Writing Prospectus to which a Participating Holder or the underwriters, if any, shall reasonably object;

(ii)                                  as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii)                               prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements or amendments to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (A) reasonably requested by any Participating Holder (to the extent such request relates to information relating to such Holder), or (B) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)                              notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(v)                                 promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)                              use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii)                           promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holder(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)                        furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)                              deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x)                                 on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)                              cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least 2 Business Days prior to any sale of Registrable Securities to the underwriters;

(xii)                           use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)                        not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)                       make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv)                          enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)                       obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii)                    in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii)                 cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)                       use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)                          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)                       use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xxii)                    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant, professional advisor or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.06(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure other than disclosures of such information to such Person’s Affiliates, its and their respective employees, agents and professional advisors who reasonably need to know such information for the purpose of assisting such Person with respect to participating in the offering pursuant to such Registration Statement or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (t) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, including formal and informal investigations or requests from any regulatory authority, (u) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (v) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company, (w) such information is independently developed by such Person, (x) the release of such information is required in order for such Person to comply with reporting obligations to limited partners or other direct or indirect investors who have agreed to keep such information confidential, (y) the release of such information is to potential limited partners or investors of such Person who have agreed to keep such information confidential or (z) the release of such information is to potential transferees of such Person’s Registrable Securities who have agreed to keep such information confidential;

(xxiii)                 in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in a customary “road show” presentation that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; provided, however, that the Company shall not be required to participate in more than one such “road show” in the aggregate pursuant to this Agreement;

(xxiv)                take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv)                   take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.01, Section 2.02 or Section 2.03 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xxvi)                take all reasonable actions to ensure that the information available to investors at the time of pricing includes all information required by applicable law (including the information required by Sections 12(a)(2) and 17(a)(2) of the Securities Act); and

(xxvii)             take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.

(b)                                 If the Company files any Shelf Registration Statement, the Company agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(c)                                  The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Participating Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(d)                                 Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.06(a)(iv)(C), (D), or (E) or Section 2.06(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 2.06(a)(v), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.06(a)(iv) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.06(a)(v) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.07.                                               Underwritten Offerings.

(a)                                 Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by a Holder pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Participating Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.10. The Participating Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders.

(b)                                 Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders.

(c)                                  Participation in Underwritten Registrations. Subject to the provisions of Sections 2.07(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 2.08.                                               No Inconsistent Agreements; Additional Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.03, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a Demand Registration.

SECTION 2.09.                                               Registration Expenses. The Company shall bear all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, (ii) fees and expenses of compliance with securities laws, (iii) printing expenses, (iv) fees and disbursements of counsel for the Company, (v) all independent certified public accountants and other Persons retained by the Company and (vi) all “road show” expenses incurred in respect of any underwritten offering, including all costs of travel, lodging and meals (such expenses, the “Registration Expenses”). Each Holder shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares owned by such Holder and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing such Holder, and any share transfer taxes and duties. The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.10.                                               Indemnification.

(a)                                 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)                                 Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Participating Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Participating Holder expressly for use therein. In no event shall the liability of such Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds (less underwriting discounts and commissions) received by such Participating Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus, Issuer Free Writing Prospectus or Registration Statement.

(c)                                  Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.10 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.10(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.10 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.10(a) and 2.10(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holder pursuant to Section 2.10(b). If indemnification is available under this Section 2.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.10(a) and 2.10(b) hereof without regard to the provisions of this Section 2.10(d).

(e)                                  No Exclusivity. The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f)                                   Survival. The indemnities provided in this Section 2.10 shall survive the transfer of any Registrable Securities by such Holder.

SECTION 2.11.                                               Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon approval of the Board of Directors, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders, following the IPO, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof in reasonable detail.

SECTION 2.12.                                               Limitation on Registrations and Underwritten Offerings.

(a)                                 Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action at the request of the Holders (and any of their Permitted Assignees) to effect (i) any Long-Form Registration after the Company has effected two (2) Long-Form Registrations or (ii) any Shelf Take-Downs after the Company has effected three (3) Shelf Take-Downs, in each case, at the request of the Holders and any of their Permitted Assignees.

(b)                                 Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to effect any Underwritten Offering unless the Holders propose to sell Registrable Securities in such Underwritten Offering having a reasonably anticipated net aggregate price (after deduction of underwriter commissions and offering expenses) of at least US$1,000,000.

(c)                                  Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to effect, or to take any action to effect, a Demand Registration during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred and eighty (180) days (subject to the extension provided under Section 2.05(a)) after the effective date of, a Company-initiated Registration Statement; provided that the Company is using commercially reasonable efforts to cause such Registration Statement to become effective.

SECTION 2.13.                                               [Reserved].

ARTICLE III

MISCELLANEOUS

SECTION 3.01.                                               Term. This Agreement shall terminate with respect to any Holder upon the earliest of the date on which (a) no Holder holds any Registrable Securities, (b) the Company is no longer obligated to take any action at the request of such Holder (and any of its Permitted Assignees) pursuant to Section 2.12, and (c) five (5) years following the consummation of an IPO. Notwithstanding the foregoing, the provisions of Sections 2.10 and 2.11 and all of this Article III shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.

SECTION 3.02.                                               Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03.                                               [Reserved].

SECTION 3.04.                                               Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or via portable document format (.pdf) or (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses, e-mail addresses or facsimile numbers (or to such other address, e-mail address or facsimile number as a party may have specified by notice given to the other parties pursuant to this provision):

To the Company:

Address:                         55F, Ping An Financial Center, No 5033 Yitian Road, Futian District, Shenzhen, Guangdong, People’s Republic of China

Attention:                 Corporate Finance Team
Email:                                    ***; ***

To a Holder:

At such Holder’s respective address and e-mail address set forth on Schedule A.

SECTION 3.05.                                               Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Holders (for so long as the Holders hold any Registrable Securities).

SECTION 3.06.                                               Assignment of Registration Rights. The rights in this Agreement may be assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner or affiliated fund of any Holder which is a partnership, (ii) any member or former member of any Holder which is a limited liability company, (iii) any family member or trust for the benefit of any individual Holder, (iv) any Affiliate of a Holder, or (v) a transferee or assignee who acquires at least 20% of the shares of Registrable Securities originally purchased by the Holder (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares) (each such person, a “Permitted Assignee”); provided, in each case, that the Company is, within a reasonable time after such transfer, furnished with a written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and, provided further, that the transferee or assignee of such registration rights assumes in writing the obligations of such Holder under this Agreement. For the purposes of determining the amount of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a business entity who are Affiliates, retired Affiliates of such entity (including spouses and ancestors, lineal descendants and siblings of such Affiliates or Affiliates who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the business entity; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

SECTION 3.07.                                               Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.08.                                               Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.09, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.09.                                               Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 3.10.                                               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

SECTION 3.11.                                               Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.12.                                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 3.13.                                               Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

SECTION 3.14.                                               Joinder. Any Person that holds Company Shares may, with the prior written consent of the Company, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement.

SECTION 3.15.                                               [Reserved].

SECTION 3.16.                                               Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

SECTION 3.17.                                               Time of the Essence. The parties agree that time shall be of the essence in the performance of this Agreement.

[Remainder of Page Intentionally Blank]

[Signature pages will be provided separately]

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

By:	/s/ Wangchun Ye
Name: Wangchun Ye
Title: Chairman of the Board of Directors and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

BO YU LIMITED

By:	/s/ Yu Ning
Name: Yu Ning
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

SEN RONG LIMITED

By:	/s/ Xu Liang
Name: Xu Liang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

FINTECH BUSINESS INNOVATION LPS

By:	/s/ Katsuya Kawashima
Name: Katsuya Kawashima
Title: Representative Director and President of SBI Investment Co., Ltd., its General Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

SBI HOLDINGS, INC

By:	/s/ Yoshitaka Kitao
Name: Yoshitaka Kitao
Title: Representative Director, President & CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

SBI STELLARS FINTECH FUND I LP

Acting through SBI Stellars Investment Limited as its general partner

By:	/s/ Mao Zhang
Name: Mao Zhang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

SBI STELLARS FINTECH FUND II LP

Acting through SBI Stellars Investment Limited as its general partner

By:	/s/ Mao Zhang
Name: Mao Zhang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

SBI STELLARS FINTECH FUND III LP

Acting through SBI Stellars Investment Limited as its general partner

By:	/s/ Mao Zhang
Name: Mao Zhang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

JUMBO SHEEN FINTECH INVESTMENT CO., LTD.

By:	/s/ Qiyong Yao
Name: Qiyong Yao
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

WELL FOUNDATION COMPANY LIMITED

By:	/s/ Lam Kin Hing, Kenneth
Name: Lam Kin Hing, Kenneth
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

HERMITAGE GLOBAL FINTECH FUND ONE LP

Acting through Hermitage Capital Group Limited as its general partner

By:	/s/ Xiaoqing Ye
Name: Xiaoqing Ye
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

FANGYUAN INVESTMENT MANAGEMENT LIMITED

By:	/s/ Shuyue Tan
Name: Shuyue Tan
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

HUATENG FINTECH CO., LTD

By:	/s/ Tian Cao
Name: Tian Cao
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

BLOOM VAST LIMITED

By:	/s/ Deying Guo
Name: Deying Guo
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

SVF FAX SUBCO (SINGAPORE) PTE. LTD.

By:	/s/ Lee Chi Haeng
Name: Lee Chi Haeng
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER

NATIONAL DREAM LIMITED

By:	/s/ Xi Wang
Name: Xi Wang
Title: Director

[Signature Page to Registration Rights Agreement]